UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2007

URANIUM STAR CORP.
(Exact Name of Small Business Issuer as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-51151 (Commission File Number)	20-0803515 (IRS Employer Identification No.)

1000 – 141 Adelaide St. W., Toronto, Ontario, Canada (Address of Principal Executive Offices )	M5H 3L5 (Zip Code)

Small Business Issuer’s telephone number, including area code:   (416) 364-4986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the small business issuer under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

In a press release disseminated on September 26, 2007, Uranium Star Corp. ("Uranium Star") announced that it had entered into an Option and Joint Venture Agreement (the "Agreement") with Temex Resources Corp. ("Temex") granting Uranium Star the option to earn a 50% undivided interest in Temex’s Merico Ethel and Yarrow gold-copper-uranium properties located in the Elk Lake area, south-east of Timmins, Ontario.  In order to earn the 50% interest in the properties, Uranium Star is required to make an immediate cash payment to Temex of $50,000 and incur total exploration expenditures of $950,000 by June 30, 3008.  Temex will retain all rights in respect of any diamonds in, or extracted from, the properties.  Upon Uranium Star making the cash payment and incurring the exploration expenditures, Temex and Uranium Star will enter into a joint venture agreement, pursuant to which each party will own a 50% participating interest, on terms to be negotiated, in order to conduct further exploration of the property.

The Merico Ethel property, situated near the northern margin of the Paleo-Proterozoic Huronian sedimentary basin, which has recently been recognized by the Geological Survey of Canada for its high potential to host "Athabasca-type" unconformity-associated mineralization (Jefferson et al., 2007), is also host to near-surface uranium mineralization and extensive areas of hematite alteration with grab samples yielding assays up to 1.56% U3O8 and 14.64% Cu. The property also hosts a variety of styles of mineralization including several narrow zones of high-grade, "Cobalt-type" vein systems containing copper, gold, silver, and cobalt mineralization, from which grab samples include assays of up to 22.35 g/t Au, 109.60 g/t Ag, and 23.68% Cu.

The Merico Ethel and Yarrow properties are situated around the margins of the Huronian sedimentary basin. In addition to their potential for hosting high grade Cobalt-type vein systems containing bonanza gold, silver, etc., Temex recognized the added potential of the properties to host unconformity mineralization including Athabasca-type uranium deposits.  Regional structures such as the Montreal River Fault have clearly influenced the location of mineralization on the Merico Ethel property, and fault reactivation has likely acted to offset the regionally extensive unconformity surface that separates the overlying Huronian sedimentary rocks from the Archean basement to produce excellent structural traps for oxidizing, mineralizing fluids carrying uranium, copper, and gold.  The Montreal River Fault is spatially associated with the Archean-age Kidd Creek massive sulphide deposit, the Porcupine and Matachewan gold camps, and the Paleo-Proterozoic Cobalt silver camp.

For additional details, please consult the press release included as an Exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibits

Number	Description
10.1	Option and Joint Venture Agreement made as of September 25, 2007 between Uranium Star Corp. and Temex Resources Corp. (to be filed by amendment)
99.1	Press Release dated September 26, 2007

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the small business issuer has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM STAR CORP.

(Small business issuer)

Date: October 1, 2007

  /s/ Richard E. Schler______________

Richard E. Schler

Chief Financial Officer

Exhibit 99.1

NEWS RELEASE

 September 26, 2007

URANIUM STAR ACQUIRES OPTION FOR A 50% INTEREST IN ATHABASCA-TYPE UNCONFORMITY-GOLD-URANIUM-COPPER- MINERALIZATION PROPERTY

TORONTO, ONTARIO: Uranium Star is pleased to announce that it has entered into an Option and Joint Venture Agreement (the "Agreement") with Temex Corp. granting Uranium Star the option to earn a 50% undivided interest in Temex’s 100% owned Merico Ethel and Yarrow gold-copper-uranium properties located in the Elk Lake area south-east of Timmins, Ontario.

Potential Athabasca-Type Unconformity-Associated Mineralization

The Merico Ethel property, situated near the northern margin of the Paleo-Proterozoic Huronian sedimentary basin, which has recently been recognized by the Geological Survey of Canada for its high potential to host "Athabasca-type" unconformity-associated mineralization (Jefferson et al., 2007), is also host to near-surface uranium mineralization and extensive areas of hematite alteration with grab samples yielding assays up to 1.56% U3O8 and 14.64% Cu. The property also hosts a variety of styles of mineralization including several narrow zones of high-grade, "Cobalt-type" vein systems containing copper, gold, silver, and cobalt mineralization, from which grab samples include assays of up to 22.35 g/t Au, 109.60 g/t Ag, and 23.68% Cu.

The Merico Ethel and Yarrow properties are situated around the margins of the Huronian sedimentary basin. In addition for their potential to host high grade Cobalt-type vein systems containing bonanza gold, silver, etc., Temex recognized the additional potential of the properties to host unconformity mineralization including Athabasca-type uranium deposits.  Regional structures such as the Montreal River Fault have clearly influenced the location of mineralization on the Merico Ethel property, and fault reactivation has likely acted to offset the regionally extensive unconformity surface that separates the overlying Huronian sedimentary rocks from the Archean basement to produce excellent structural traps for oxidizing, mineralizing fluids carrying uranium, copper, and gold.  The Montreal River Fault is spatially associated with the Archean-age Kidd Creek massive sulphide deposit, the Porcupine and Matachewan gold camps, and the Paleo-Proterozoic Cobalt silver camp.

Exploration and Immediate 3000 Metre Drill Program

A 3,000 metre diamond drill program will begin immediately to test several induced polarization ("IP") chargeability anomalies, including a large northeast trending anomaly with a strike exceeding 1,000 metres and width of up to 800 metres.  The source of this IP anomaly is interpreted as a sulphide-related feature at or near the Proterozoic - Archean unconformity.  Concurrent with the drill program, a field program consisting of additional line-cutting over the entire Merico property will be carried out, followed by an induced polarization/resistivity ("IP") survey, magnetometer survey, a detailed gravity survey and soil sampling.  The IP/resistivity survey will further delineate those anomalies remaining open to expansion and definition and will also be extended to cover the area of the Sauve uranium-copper-gold occurrence located in the north-eastern portion of the property from which grab samples have yielded assays of up to 1.56% U3O8 and 14.64% Cu. Temex will manage the upcoming exploration program.

In order to earn a 50% interest in the properties, excluding the diamond rights, Uranium Star must pay Temex $50,000 on signing and complete $950,000 in exploration expenditures by June 30, 2008.  Subject to completing the terms, Temex and Uranium Star will form a 50:50 Joint Venture to further explore the property.  Temex retains any diamond rights.

Ian Campbell, President and CEO of Temex commented "We are very pleased to have a company such as Uranium Star working with us on this project and are very excited about the upcoming drill program. The Merico Ethel and Yarrow properties form an integral part of our Latchford Gold Project. They are situated in a very interesting geological environment undergoing new interpretations, thus offering up multiple possibilities for new discoveries."

Kirk McKinnon, President & CEO commented that the Company is very pleased to have underpinned our current portfolio with a quality project like the Merico Ethel Property which hosts the potential for high grade Uranium, Gold and Copper.  Equally important Temex has positioned the property for an immediate drill program which provided added incentive for Uranium Star to complete this property deal.  We are confident as well that the Temex management and staff possess the experience and knowledge necessary to implement and carry out this exploration program.

Underpinning Shareholder Value

While the Sagar Property in Northern Quebec remains the Company's primary Uranium and Gold exploration target, the addition of the Three Horses Property in Madagascar and now the Merico Ethel Property in Ontario continues to underpin shareholder value and mitigates the risk inherent in all exploration activities. The extensive exploration program at Sagar has been completed and a full report is pending.  The company has made provision to ensure the camp at Sagar will be occupied throughout the shut-down period as the company prepares its next major exploration initiative for the Sagar Property.

Uranium Star has applied for and is awaiting Canadian reporting issuer status. Achieving this status is a significant step towards listing on a Canadian stock exchange. As an already NASDAQ listed company, Uranium Star will continue to pursue an additional listing on the TSX Venture Exchange.

Except for historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors effecting the Company's operations, markets, products and prices and other factors discussed in the Company's various filings with the Securities and Exchange Commission.

FOR FURTHER INFORMATION PLEASE CONTACT:

Uranium Star Corp.

Kirk McKinnon

President and CEO

(416) 364-4986 or 1-800-818-5442

or

Uranium Star Corp.

Richard Schler

Vice President and CFO

(416) 364-4986 or 1-800-818-5442

Website: www.uraniumstar.com

Uranium Star Corporation

901-141 Adelaide Street West, Toronto, Ontario M5H 3L5

Tel: 1-800 818-5442 Fax: (416) 364-2753

Email: info@uraniumstar.com www.uraniumstar.com